CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.218

SUPPLY AGREEMENT

This Supply Agreement ("Agreement") is made this day 9th day of February, 2009 between Ford Motor Company, a Delaware corporation ("Ford"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (DTG). Ford and DTG shall be collectively referred to as the "Parties".

WHEREAS, Ford's program is offered to meet competitive offers and promote the selection of Ford, Lincoln and Mercury products.

WHEREAS, the purpose of this Agreement is to set forth the terms and conditions under which Ford will provide and DTG will acquire Ford Vehicles for use or in support of businesses conducted by DTG or franchised by DTG’s subsidiaries at various locations in the United States. Ford and DTG agree as follows:

Section 1

Term of Agreement

a)

This Agreement shall be effective for the period beginning as of the date first written above (the "Effective Date") and ending on August 31st, 2012. Either Party wishing to renew this Agreement must give written notice to the other party by June 1st, 2012. This Agreement may, upon written agreement of the Parties entered prior to August 31st, 2012, be renewed for a three-year term.

b)	Ford and DTG may terminate this Agreement upon mutual agreement at any time.
c)

The non-breaching Party may terminate this Agreement if the other Party shall materially breach any material representation, warranty, covenant or obligation contained in this Agreement, and such other party shall fail to cure such breach, if capable of cure, within 90 days after the date written notice specifying the nature of such breach is received by it from the non-breaching Party (or such longer period of time if permitted by the non-breaching party in writing).

d)

A Party may terminate this Agreement effective immediately by giving written notice to the other Party in the event the other party is adjudged insolvent or bankrupt, or upon the institution of any proceeding by or against the other party (and, in the latter case, not dismissed within 30 days) seeking relief, reorganization or arrangement under any Law relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any substantial part of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's business.

e)	Termination or expiration of this Agreement shall not affect either Party's obligations in existence on or prior to the effective date of the termination or expiration.

f)	The provisions set forth in Sections 4, 5, 7 and 8 of this Agreement shall survive the termination or expiration of this Agreement to the extent required for their full observance and performance.

Section 2

Definitions

The terms set forth below shall have the following meanings:

a)	Acquire - - to obtain by purchase Ford vehicles for use in or in support of DTG locations

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b)	Acquisition - - the act of Acquiring Vehicles.

c)	Ford Dealer - - an independent entity in the United States authorized by Ford to sell new Ford Vehicles under one or more dealer sales and service agreements.

d)

Ford Fleet Programs - - price incentives, guaranteed resale or repurchase incentives or similar programs, hold periods and restrictions, offered by Ford to purchasers of Ford Vehicles for daily rental service in the United States.

e)	Ford Vehicle(s) - - any new and previously unregistered Vehicles bearing the marks "Ford", "Mercury", or "Lincoln" offered for sale by Ford in the United States to Ford Dealers for resale.

f)

Program Year - - each period for 12 months from and including September 1st to and including the next following August 31st during the term of this Agreement. Each such Program Year shall be referred to by the calendar year next following the commencement of the Program Year. For example, the 2010 Program Year shall commence on September 1st, 2009 and end on August 31st, 2010. Program Year may also be referred to as the "Model Year".

g)

Program Letter - - the document reflecting the specific arrangements agreed by DTG and Ford to meet the specific needs of the Parties for each Program Year. The Program Letter will be subject to the terms and conditions of this Agreement.

h)

Program Year Volume - - total Ford Vehicle volume proposed for a specific Program Year that will be offered during program negotiation; following completion of negotiations, final Program Volume will be agreed upon between the Parties and noted in the Program Letter.

Section 3

Supply Provisions

a)

Prior to the commencement of each Program Year, DTG shall provide Ford with the number of new vehicles that DTG projects it will purchase for that Program Year from all sources (“DTG's Program Year Units”). During each Program Year and subject to the terms of Section 3h, Ford agrees to make available, and DTG agrees to purchase, a Program Year Volume equal to ***% of DTG's Program Year Units, up to *** units. Notwithstanding the above and subject to the terms of Section 3h, a) DTG agrees to purchase, and Ford agrees to make available, a minimum Program Year Volume of *** Ford Vehicles, even if *** Ford Vehicles is more than ***% of DTG's projected Program Year Units for the 2010, 2011 and 2012 Program Years, and b) the Parties agree that the Program Year Volume for the 2009 Program Year shall be *** units, as outlined in Attachment I attached hereto and incorporated herein. Additional volume for any given Program Year may be requested by DTG, and Ford, at its discretion, may agree to increase the Program Year Volume offered for the given Program Year. Following completion of the Program Year negotiations, all final incentives and volumes will be reflected in the applicable calendar year Program Letter executed by Ford and DTG.

b)

Ford Fleet Programs - Ford will provide to DTG, as soon as practicable prior to the commencement of the 2010, 2011 and 2012 Program Year, the Ford Fleet Program being offered for the upcoming Program Year. Ford reserves the right in its sole discretion to terminate, discontinue, amend, supplement, or modify any such Ford Fleet Program at any time and without cause, provided that such action will be discussed in advance with DTG, to attempt in good faith to resolve any concerns related to such program changes and provided that any such action by Ford shall not affect Ford’s obligations in existence on or prior to the effective date of such action as to vehicles already ordered or purchased by DTG. Ford Fleet Programs are published on the Ford Fleet Website (fleet.ford.com) and all changes within any specific program are updated on the website.

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c)

On or before July 1st of each year, Ford shall provide a projected mix of Ford Vehicles for Acquisition by DTG during the upcoming Program Year. The projected mix shall specify total volume by model. Final Program Year volume mix shall be mutually agreed by both Ford and DTG and will be recorded in the Program Letter. Ford will use reasonable efforts to achieve the agreed mix, and DTG recognizes that the mix could change and that any such changes to the mix shall be changes determined necessary by Ford to accommodate changes to the Ford Vehicle production plans. Ford will work with DTG in good faith to attempt to resolve any DTG concerns related to changes to the mix. If the parties cannot agree, either party may terminate the agreement.

d)

Following execution of the Program Letter by Ford and DTG, Ford will provide a full Program Year delivery forecast with delivery requirements by month. The monthly forecast will be reviewed and agreed upon by both DTG and Ford and changes may be made only by mutual agreement by both parties. Orders to support the delivery forecast must be submitted on a timely basis to support production requirements and at least ***% of the Program Year volume must be delivered prior to the end of December of the Program Year.

e)

Ford will exercise commercially reasonable efforts to deliver to the delivery forecast. DTG understands and agrees that production loss attributable to (a) shortage or curtailment of material, labor, transportation, or utility service; (b) any labor, product or production difficulty; (c) any governmental action; and/or (d) any Excusable Event as defined in section 3(g) herein, may affect vehicle volumes and may result in lower volume deliveries and or delays in deliveries. In any such events(s), Ford shall notify DTG in a timely fashion and, if applicable, shall provide DTG with an estimate as to the time(s) of any delays in such deliveries. In the event Ford is unable to deliver DTG's desired volume and to the extent such shortfall/delay is not due to causes beyond Ford's reasonable control as set forth above hereof, Ford may, but is not required to, offer replacement volume. Offer and acceptance of replacement volume must be mutually acceptable to both parties.

f)

Failure by DTG to acquire the agreed upon Program Volume within any given Program Year as documented in the applicable Program Letter for the model year, that is not attributable to (i) conditions outlined in Section 3(g), or (ii) termination or modification of the Ford Fleet Program that materially affects DTG, will result in a $*** per unit penalty payable to Ford on the units included in the Program Volume set forth in the Program Letter that are not purchased by DTG.

g)

Neither Ford nor DTG will be liable for a delay or failure to perform directly due to an Excusable Event. An Excusable Event is a cause or event beyond the reasonable control of a party that is not attributable to its fault or negligence. Excusable Events include fire, flood, earthquake, and other extreme natural events, acts of God, riots, civil disorders, labor problems (including strikes, lockouts, and slowdowns regardless of their lawfulness), and war or acts of terrorism whether or not declared as such by a Government. In every case, other than those relating to labor problems, the failure to perform must be beyond the reasonable control, and not attributable to the fault or negligence, of the party claiming the Excusable Event. Excusable Events also include delays or nonperformance of a subcontractor, agent or supplier of a party only if and only to the extent that the cause or event would be an Excusable Event as defined in this Section. Excusable Events do not include the failure to comply with applicable law or to take actions reasonably necessary to schedule performance in anticipation of any customs, export-import, or other Government Requirement of which public notice has been given. The party claiming an Excusable Event will provide the other party with Written Notice of its occurrence and its termination as soon as commercially reasonable.

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

h)

The Parties understand that their respective obligations to purchase or sell vehicles are conditioned upon their willingness to agree upon pricing, including incentives, vehicle make and model volumes and delivery times, and that neither Party will be obligated to the Program Year Volume unless the Parties come to agreement upon such terms at the time of negotiations and such terms are set forth in a Program Letter executed by Ford and DTG.

Section 4

Confidentiality

This Agreement is confidential between the Parties and is intended for the sole use of the Parties. Ford and DTG will each use Reasonable Care to protect the confidentiality of this Agreement. Reasonable Care is the standard of care that the party holding the information would use in protecting the confidentiality of its own confidential information. Notwithstanding the foregoing, and if practical and reasonable, after at least five days notice to the other party and subject to obtaining an appropriate confidentiality agreement from the recipient, either Party may disclose this Agreement to regulatory authorities having jurisdiction over such Party and to its independent auditors, its lenders and its financial and legal advisors. In the event that disclosure is sought by legal process, the Party served will act in good faith to notify the other Party to allow it sufficient time, to interpose legal objections to the requested disclosure or otherwise to seek other remedies with respect to the requested disclosure such as a protective order, order limiting access or order sealing documents. If either Party believes it is necessary or desirable to file or otherwise submit this document in a court proceeding or to a committee of its creditors, it shall notify the other Party and the Parties shall confer regarding any such disclosure and the possible conditions thereof. If agreement cannot be reached, the Party seeking to make the disclosures shall not do so without obtaining an order of a court with jurisdiction over the matter and any proceedings or documents filed in connection with the obtaining of such a court order to the maximum extent possible shall be filed under seal. Notwithstanding the above, DTG and Ford may share confidential information of the other Party with their: (a) Related Companies (defined as "any parent company of Ford or DTG, and any subsidiary or affiliate in which any of them owns or controls at least 25% of the voting stock, partnership interest or other ownership interest"), as appropriate, on a need to know basis; and (b) consultants, contractors, experts and agents; provided, that the person or entity with whom or which the information is being shared has agreed in writing to be bound by confidentiality provisions comparable to those specified herein. The obligations under this section do not apply to any information that: (1) is or becomes publicly available through no breach of any agreement between Ford and DTG; (2) is approved for release by the disclosing party in a written notice; (3) is lawfully obtained from a third party without a duty of confidentiality; (4) was already known to the receiving party prior to its disclosure, or (5) is required to be disclosed by a valid court order as set forth above.

Section 5

Dispute Resolution

If a dispute arises between the Parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies except that either Party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

a)

The Parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder.

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b)

If, within 30 days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution or other similar entity as agreed by the parties, and to bear equally the costs of the mediation.

c)

The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR Institute for Dispute Resolution if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

d)

The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator who shall be experienced in contract law and have no present or past connection with either party.

e)

Mediation or arbitration shall take place in the City of Dearborn, Michigan or such other neutral location acceptable to the parties unless otherwise agreed by the Parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 9 U.S.C.A. § 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by a court as provided in Section 28.

f)

In any arbitration proceeding, the arbitrators are authorized to apportion costs and expenses, including investigation, legal and other expenses, which will include, if applicable, a reasonable estimate of allocated costs and expenses of in-house counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

Section 6

Notices

All notices, consents, approvals or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered personally or (ii) when telecopied (with confirmation of the transmission received by the sender), one business day after being delivered to a nationally recognized overnight courier with next day delivery specified or (iii) three business days after mailing by certified or registered U.S. Mail, return receipt requested, with first class postage prepaid, unless otherwise set forth in this Agreement, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	In the case of the Ford Motor Company,

Ford Motor Company

One American Road

Dearborn, Michigan 48126

Attention: Secretary's Office

Facsimile No.: (313) 248-7613

with a copy to:

Ford Motor Company

Regent Court Building, Suite 6N 494

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16800 Executive Plaza Drive

Dearborn, Michigan 48126

Attention: Director North American Fleet, Leasing and Remarketing Operations

Facsimile No.: (313) 594-3006

(b)	In the case of the Dollar Thrifty Automotive Group, Inc.,

Jeffrey A. Cerefice

Vice President, Fleet Management

5330 E. 31st Street

Tulsa, Oklahoma 74135

Facsimile No:

918-669-2693

Email to: jeff.cerefice@dtag.com

With a copy to:

Vicki Vaniman

General Counsel

5330 E. 31st Street

Tulsa, OK 74135

Email to:	vicki.vaniman@dtag.com

Facsimile No: 918-669-3046

Section 7

Copyright and Trademark

a)

DTG shall not, without the prior approval of Ford, use any trademark, trade name or logo used or claimed by Ford or any of its subsidiaries, or words or combinations containing the same or part thereof, in connection with any advertising, promotional materials or other products of DTG. All advertising and other promotional materials containing any such trademark or trade name used or claimed by Ford shall be submitted to Ford for approval prior to use. DTG shall promptly carry out all instructions and requirements issued by Ford from time to time to protect and promote the value, good will and reputation of any trademark or trade name used or claimed by Ford, and shall not contest the rights of Ford to exclusive use of any such trademark or trade name. DTG will not use, and will use all reasonable efforts to prevent the use at any DTG location not owned by DTG, any advertising or promotional materials that contain: the Ford script-in-oval trademark; the word "Ford" or "Ford Motor Company" in script; or any statement that is detrimental to Ford or to the good name of Ford, or to any product made or sold by Ford.

b)

Ford may furnish to DTG from time to time, pictorial representations of Ford Vehicles for use by DTG in its advertising and promotion. DTG represents, warrants and covenants that no information or material released by DTG or any entity under its control will contain any reference to Ford or a Ford Vehicle that would reflect unfavorably on Ford, or, to the best of DTG’s knowledge violate the copyright or right of privacy of, or constitute a libel or slander or actionable derogation of, or violate any legal or equitable right of, any person or entity; and in all other respects DTG agrees, in the performance of its services hereunder, to comply with all laws, rules and regulations and other legal requirements applicable to the performance of such services.

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c)

Ford shall not, without the prior approval of DTG, use any trademark, trade name or logo used or claimed by DTG or any of its subsidiaries, or words or combinations containing the same or part thereof, in connection with any advertising, promotional materials or other products of Ford. All advertising and other promotional materials containing any such trademark or trade name used or claimed by DTG shall be submitted to DTG for approval prior to use. Ford shall promptly carry out all instructions and requirements issued by DTG from time to time to protect and promote the value, good will and reputation of any trademark or trade name used or claimed by DTG, and shall not contest the rights of DTG to exclusive use of any such trademark or trade name.

Section 8

Indemnification

DTG will indemnify and hold harmless Ford, and its dealers from and against all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys fees) arising out of or connected with any advertising, promotion or publicity released by DTG or under DTG's control due to any failure by DTG to perform any of its obligations under Section 4 or 7 of this Agreement.

Section 9

Miscellaneous

a)

This Agreement contains the entire understanding of and all agreements between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters. The parties agree that any amounts currently payable by Ford to DTG will continue to be payable under the terms of existing agreements and understandings.

b)

This Agreement will be governed by, and construed in accordance with, the laws of the State of Michigan, without considering its laws or rules related to choice of law. The waiver of any breach of any provision of this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.

c)	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same agreement.

d)	This Agreement shall bind and inure to the benefit of and be enforceable by Ford and DTG and their respective successors and assigns.

e)	This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties.

f)

If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

g)

Section headings have been inserted in this Agreement as a matter of convenience of reference only, are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Ford Motor Company and Dollar Thrifty Automotive Group, Inc. have caused their names to be signed hereto by their duly authorized officers as of the date first above written.

Ford Motor Company

By:________________________

Name:_____________________

Title:______________________

Dollar Thrifty Automotive Group, Inc.

By:________________________

Name:_____________________

Title:______________________

CERTAIN PORTIONS OF THIS EXHIBIT, WHICH ARE INDICATED BY “***” HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

North American Fleet, Lease, and Remarketing Operations Exhibit 1
2009 VOLUME PROPOSAL - Dollar Thrifty Automotive Group
February 9, 2009

Volume

Ford Car
Focus SE	***
Taurus	***
2010 Model Fusion - I4 SE, V6 SE Mix
- I4 SE	***
- V6 SE	***
Total Ford Car	***

Ford Truck
Escape	***
Explorer	***
Expedition	***
Expedition EL	***
Econoline Van	***
Econoline Wagon (E150)	***
Econoline Wagon (E350 Super Duty)	***
F-Series - U8500, O8500	***
Total Ford Truck	***

Lincoln-Mercury
Milan	***
Grand Marquis	***
Mariner	***
Mountaineer	***
Town Car Signature Limited	***
Navigator	***
Total Lincoln-Mercury	***
Total Ford & LM	***